Exhibit 10.15

                            PLACEMENT AGREEMENT NO. 2

This Placement Agreement No. 2, dated as of September 30, 2004 (this "Agreement") by and among Wireless Age Communications, Inc. (the "Company") and Robert Sim ("Sim"), Rosemary Sim ("Spouse") and 101016305 Saskatchewan Ltd. ("101016305 Saskatchewan" and collectively with Sim and Spouse, referred to each, as a "Seller" and collectively, the "Sellers").

WHEREAS, the Company previously entered into a Placement Agreement with the Sellers, dated as of June 30, 2004 (the "Placement Agreement No. 1");

WHEREAS, the Company and the Sellers desire to amend and restate Placement Agreement No. 1 and provide for new terms and conditions as well as supplemental dispositions;

WHEREAS, in connection with this Placement Agreement No. 2, the Company is also entering into an Amendment No. 2 dated as of even date herewith, in connection with that certain Note Purchase and Security Agreement dated as of December 31, 2003, as amended (the "Note Agreement") and the Notes issued pursuant thereto, as amended (the "Notes");

NOW, THEREFORE, For good and valuable consideration, which is deemed adequate and sufficient in all respects by the parties hereto, the Company and the Sellers agree as follows:

1. Placements; Closings

      1.1 Private Placements and Transactions

            (a) The Company undertakes to place 500,000 Sellers' shares of Company Common Stock, par value $.001 per share (each, a "Share" and collectively, the "Sellers' Shares") in a private placement to prospective third party investors, which shall close into the attorney escrow account of Company counsel (the "escrow agent") on or before the close of business on October 22, 2004 (the "October Placement"). For purposes of clarity, default of the foregoing shall constitute a triggering event with respect to default of the Notes.

            (b) Sim and Dianne Sim will each sell 18,750 shares of Wireless Age Communications, Ltd. (the "Subsidiary") held in respective RSP Accounts for an aggregate sale price of US $100,000 which shall be paid incrementally by the Company into the escrow agent's trust account in six monthly installments pursuant to the terms of a Note in such regard (the "RSP Note"), and upon completion of such payments, the Subsidiary shares shall be delivered to the escrow agent against payment to the bank holding the Subsidiary Shares in the RSP accounts (the "RSP Transaction"). Sim and Spouse shall resign as directors and officers of the Subsidiary effective upon delivery of the RSP Note.

            (c) The Company undertakes to exercise good faith efforts to make a private placement of up to 1,329,450 of Sellers' Shares at a purchase price of $.70 per Share, which may close, in one or more tranches, on or before the close of business on December 31, 2004 (the "Secondary Placements"). Notwithstanding the foregoing, the Company shall not have any rights of exclusivity with respect to such Secondary Placements and the Sellers may sell, transfer

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or dispose of any and all such shares at any time on any terms or conditions they deem reasonable at their sole discretion.

            (d) The Company shall acquire 30,000 shares of Subsidiary currently held by Spouse, which shares were previously held by Maxwell Capital (the "Maxwell Shares"), in exchange for 61,200 restricted shares of the Company's Common Stock (the "Exchange Shares"), which transaction shall be executed through the escrow agent. Spouse undertakes to promptly deliver such Maxwell Shares to escrow agent promptly after execution of this Agreement but in any event no later than thirty days after the date hereof and the Exchange Shares issued in consideration thereof shall be delivered to Spouse no later than ten business days after tender of the Maxwell Shares.

      1.2 Option

            The Company shall have an option, exercisable at its sole discretion, to place up to an additional one million shares of Company Common Stock, par value $.001 per share, owned by 101016305 Saskatchewan Ltd. (each, a "Saskatchewan Share" and collectively, the "Saskatchewan Shares"), on or after the completion of the Secondary Placements, at a purchase price of $.65 per Saskatchewan Share (the "Option"). Notwithstanding the foregoing, the Company shall not have any rights of exclusivity with respect to the placement of such Saskatchewan Shares under the Option and 101016305 Saskatchewan Ltd. may sell, transfer or dispose of any and all such Saskatchewan Shares at any time on any terms or conditions it deems reasonable at its sole discretion.

      1.3 Closings

            (a) Each respective Seller shall continue to cause all the stock certificates representing the Shares to remain in the custody of the escrow agent (in trust) until December 31, 2004, and shall deliver validly executed stock powers herewith, provided, however, that such Shares shall be promptly released to the Sellers by the escrow agent in the event of any breach of this Agreement or the Note Amendment No. 2. As soon as the Shares and Exchange Shares first become eligible for resale under Rule 144, the escrow agent shall promptly deliver such Shares and Exchange Shares as directed by the respective Seller. The Company shall promptly request its counsel to prepare the any necessary legal opinion with respect to the transfer of such shares, to the extent legally permissible under Rule 144. The Company undertakes not to interfere with the sale of any such shares which are sold or transferred under Rule 144 or any other sales or transfers of persons, irrespective of whether or not affiliated or unaffiliated with the Sellers.

            (b) At the closing of the October Placement and each closing of the Secondary Placements and upon exercise of the Option, the respective Sellers shall sell, assign, transfer and deliver the respective number of Shares as set forth above to one or more purchasers as directed at the sole discretion of the Company (each, a "Purchaser" and collectively, the "Purchasers"), and each such Purchaser shall purchase the Shares from the Sellers, on the terms and subject to the conditions set forth in this Agreement (each, a "Closing").

            (c) The Closing of the sale of the Shares to the Purchasers shall take place at the offices of Wuersch & Gering LLP no later than the close of business (New York time) on

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respective date specified for such Closing or at such other place or time as the parties may jointly designate (each, a "Closing Date").

            (d) At each Closing, each respective Seller shall deliver to the Purchaser the stock certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) and with signatures guaranteed by a commercial bank or other member of the medallion signature guarantee program, all of which Shares shall be delivered free and clear of any and all encumbrances. For purposes of this Agreement, "encumbrances" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

            (e) [ Intentionally Omitted ].

            (f) At each Closing, each respective Seller shall execute and deliver to the Purchaser and the Company a certificate (each, a "Closing Certificate") setting forth the Sellers' representations and warranties made by respective Sellers in this Agreement was accurate in all respects as of the date of this Agreement and each condition has been satisfied in all respects;

            (g) Purchaser shall be entitled, but shall not be obligated, to deduct and withhold from any consideration payable or otherwise deliverable to any Seller pursuant to this Agreement such amounts as Purchaser may be required to deduct or withhold therefrom under the Internal Revenue Code of 1986, as amended (the "Code") or under any provision of state, local or foreign tax law. In the event of any withholding, such funds shall be held in escrow by the Company's counsel and promptly remitted to the applicable governmental body. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the respective Seller to whom such amounts would otherwise have been paid.

            (h) At the Closing of the October Placement, the Company shall issue a Note to Sim in respect of shareholder loans made by Sim to the Subsidiary, as netted out against obligations owing by Sim to or from the Company and/or the Subsidiary, which Note shall be paid in six monthly increments following the date of this Agreement (the "Sim Shareholder Note") commencing on November 1, 2004.

2. Representations and Warranties of the Sellers

      The Sellers jointly and severally represent and warrant, to and for the benefit of the Company and the Purchasers, as follows:

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      2.1 Due Authority and Binding Agreement

            (a) Each Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement

            (b) This Agreement constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms.

            (c) With respect to 101016305 Saskatchewan Ltd. ("Saskatchewan Corp."):

                  (i) this Agreement has been duly authorized by all necessary action on the part of the Saskatchewan Corp. and its stockholders, board of directors and officers.

                  (ii) Saskatchewan Corp. is duly organized, validly existing and in good standing under the laws of the province of Saskatchewan and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and in the manner in which its assets are proposed to be owned and used; and (iii) to perform its obligations under all of its contracts.

                  (iii) Saskatchewan Corp. has never conducted any business
            under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name that could cause an actual or contingent security interest to arise or exist with respect to the Shares owned by Saskatchewan Corp.

                  (iv) Saskatchewan Corp. is not, and has never been, required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction requiring registration of the Shares as a security interest.

                  (v) Saskatchewan Corp. is in good standing as a foreign
            corporation in each of the jurisdictions in which it is required to do so under applicable laws.

                  (vi) Saskatchewan Corp. is in full compliance with each Legal
            Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets and has at all times been in full compliance with each legal requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets.

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      2.3 No Conflicts

            Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby (collectively, the "Transactions"), will directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with or result in a violation of (i)
            any of the provisions of the Saskatchewan Corp.'s certificate of incorporation or bylaws, or (ii) any resolution adopted by the Saskatchewan Corp.'s stockholders, the Saskatchewan Corp.'s board of directors or any committee of the Saskatchewan Corp.'s board of directors;

                  (ii) contravene, conflict with or result in a violation of, or give any governmental body or other person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any legal requirement or any order to which the Saskatchewan Corp. or any of the Sellers, or any of the assets owned or used by the Saskatchewan Corp., is subject;

      2.4 Brokers.

            Neither the Saskatchewan Corp. nor any of the Sellers has agreed or become obligated to pay, or has taken any action that might result in any person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

      2.5 General Representations

            (a) The signatory party to this Agreement has not, at any time: (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against such Seller, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of such Seller's assets, or (v) taken or been the subject of any action that may have an adverse effect on such Seller's ability to comply with or perform any of such Seller's covenants or obligations under this Agreement.

            (b) The signatory party to this Agreement is not subject to any court or governmental order that may have an adverse effect on such Seller's ability to comply with or perform any of such Seller's covenants or obligations hereunder. There is no proceeding pending, and no person has threatened to commence any proceeding, that may have an adverse effect on the ability of any Seller to comply with or perform any of such Seller's covenants or obligations hereunder. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such proceeding.

            (c) None of the representations hereunder contains or will contain any untrue statement of fact; and none of the representations hereunder omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

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            (d) There is no fact within the knowledge of the Saskatchewan Corp. or any of the Sellers (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all comparable entities) that (i) may have an adverse effect on the Saskatchewan Corp.'s business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Saskatchewan Corp. or any of the Sellers to comply with or perform any covenant or obligation hereunder, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

      2.6 Special Representations and Appointment of Attorney-In-Fact

            (a) The Sellers hereby irrevocably nominate, constitute and appoint Robert Sim (the "Agent") as their respective agent and true and lawful attorney-in-fact of the Sellers, with full power of substitution, to act in the name, place and stead of the Sellers for purposes of executing any documents and taking any actions that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate in connection with any of the Transactions contemplated hereunder. Without limiting the foregoing, the Agent may execute and deliver all such further agreements, amendments, instruments, deeds, stock-powers, undertakings and/or other documents deemed reasonably necessary, in his sole opinion, in order to consummate the Transactions contemplated herein, including, without limitation, at each and every Closing to allocate among the Sellers the amount and number of Seller's Shares to be delivered to the Purchasers and proceeds therewith delivered to the Sellers at each respective Closing, in similar or disparate amounts, which, which power is coupled with an interest and shall survive the execution and performance of this Agreement, and the Company, Company's counsel and each of the Purchasers may definitively rely upon such actions and representations thereof as fully binding upon the respective Seller for whom Agent purports to be acting.

            (b) The Company and the Purchaser and their respective counsel and agents shall be entitled to deal exclusively with such Agent on all matters relating to the Shares and the respective Transactions, including, without limitation, all matters relating to any notice to, or any consent to be given or action to be taken by, any Seller.

      3. Representations and Warranties of the Company

The Company represents and warrants, to and for the benefit of the Sellers , as follows:

      3.1 Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

      3.2 Authorization Binding Nature of Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Company and its board of directors. This Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      3.3 Brokers. The Company has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage

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commission, finder's fee or similar commission or fee in connection with any of the Transactions, provided, however, the Company is expressly permitted to do so in connection with any of the closings so long as any such brokerage is permissible under applicable law and does not impair the respective sale prices as set forth in Section 1 of this Agreement to be paid to any of the Sellers.

      3.4 Withholding Taxes. Taxes withheld on interest payments made by the Company to Stacey Minichiello in respect of the Notes have been remitted to the Internal Revenue Service.

4. Post Closing Covenants

      4.1 Seller Assurances to Purchasers. Each Seller shall deliver to the Company and/or the Purchaser such other documents and shall take such actions as the Company and/or the Purchaser may reasonably and in good faith request for the purpose of ensuring that the Purchaser is vested with complete beneficial ownership and control of the Shares and facilitating the consummation or performance of any of the Transactions.

      4.2 Mutual Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after each Closing) for the purpose of carrying out or evidencing any of the Transactions.

      4.3 Company Undertakings to Seller. If one or more of the following events occurs (each, a "Triggering Event" and collectively, the "Triggering Events"), then the Company undertakes to promptly cause the return to the Agent of any and all certificates representing unsold amounts of the Sellers' Shares and the Company further undertakes to promptly take, or cause to be taken, any and all such further actions as are reasonably necessary to permit the Sellers to sell or otherwise transfer as of such date any and all amounts of Sellers' Shares and the Exchange Shares as legally permissible under Rule 144 promulgated under the Securities Act of 1933, as amended. For purposes of this Agreement, all actions to be taken "promptly" shall require that such action be taken by the Company, or written instruction given by the Company to the relevant third party responsible for such action, within one (1) business day of the triggering event applicable to such action and to diligently follow-up with respect to execution of such instructions. A Triggering Event shall occur if (a) the Company is unable to place some or all of the Secondary Placements before December 31, 2004 or Sellers request the return of Shares underlying the Secondary Placements for purposes of other disposition; or (b) the Company materially breaches or defaults on one or more of the following: (i) the Note Purchase and Security Agreement, between the Company and Stacey Minichiello ("Note Purchaser"), dated as of December 31, 2003, as amended (the "Note Agreement"); (ii) the Note obligation to the Note Purchaser in the principal amount of $1,930,000 dated as of even date therewith (the "First Note"); (iii) a second Note obligation to the Note Purchaser in the principal amount of $400,000, dated as of January 21, 2004 (the "Second Note" and referred to collectively herein together with the Note Agreement and the First Note as the "Note Obligations"); (iv) the Amendment of the Note Obligations dated as of even date herewith; or (v) solely with respect to the Saskatchewan Shares, expiration of the Option. Without limiting the foregoing, the Company shall assist the Sellers and cause to be filed with the U.S. Securities and Exchange

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Commission Forms 3, 4, or 5 and any and all other filings required in connection with the transactions contemplated herein, as well as any such filings required in connection with, or subsequent to, the return of the Sellers' Shares and/or any Saskatchewan Shares pursuant to a Triggering Event or further dispositions of such Sellers' Shares, the Exchange Shares and/or any Saskatchewan Shares by the Sellers.

      4.4 Ancillary Dispositions. The Company shall permit the sale of shares of Company Common Stock owned by Sellers as well as non-affiliate adult family members of Sellers. To the extent required, the Company shall provide reasonable assistance in such regard, including, without limitation, provision of legal opinions, if required in such regard, without charge to Sellers or such other persons, as to which such legal opinions and other instruments shall be delivered as and when legally permissible, unless and/or until such date as such opinions are no longer required for such sales.

5. Closing Conditions.

      All representations and warranties made by the Company and the Sellers in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the respective Closing Date.

      No person shall have made or threatened any claim asserting that such person, as to any Seller, (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of the Company, or (b) may be entitled to all or any portion of the purchase price.

      Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any person affiliated with a purchaser to suffer any adverse consequence under, (a) any applicable legal requirement or order, or (b) any legal requirement or order that has been proposed by or before any governmental body.

      There shall not be in effect any third-party injunction or order of any governmental regulatory authority that shall have been entered by a court of competent jurisdiction since the date of this Agreement and that prohibits the sale of the Shares by the Seller to the Purchaser.

      Notwithstanding anything to the contrary herein, the undertakings by the Company set forth in Section 4.3 above shall under all circumstances pertain and be fully binding on the Company irrespective of whether or not any Closing is executed.

6. Miscellaneous

      6.1 Fees and Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Transactions.

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      6.2 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

            If to the Company:

            Wireless Age Communications, Inc.
            Attention: John Simmonds, CEO
            13980 Jane Street
            King City, Ontario
            Canada L7B 1A3

            with a copy to:

            Wuersch & Gering LLP
            11 Hanover Square - 19th Floor
            New York, NY 10005
            Attention: Travis L. Gering, Esq.

            if to the Agent or any of the Sellers

            Robert Sim
            1408 Broad Street
            Regina, Saskatchewan, S4R 1Y8

      6.3 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      6.4 Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the Sellers, as to which the Agent may bind all Sellers..

      6.4 Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

      6.5 Entire Agreement; Time of the Essence. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and restates and amends the Placement Agreement No. 1 among the parties. This Agreement may be incorporated by reference into the Notes obligations referenced herein and into third party agreements. Time is of the essence with respect to all matters set forth in this Agreement.

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      6.6 Validity. If any provision of this Agreement or the Note shall be judicially determined to be invalid, unlawful or unenforceable, the validity, lawfulness and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      6.7 Third Party Beneficiaries. This Agreement expressly contemplates that it may be relied upon by the Purchasers but no other third party beneficiaries.

      6.8 Disclosure. The Company may issue any and all press releases and/or make any and all other announcements or filings with such persons and authorities regarding this Agreement and/or any of the terms hereof, or any amendment hereto, as may be required to satisfy the disclosure obligations of the Company, which determinations shall be made at the sole and reasonable discretion of the Company.

      6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

                            [Signature Page Follows]

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

WIRELESS AGE COMMUNICATIONS, INC.


By:  /s/ John G. Simmonds
     --------------------------------
     Name:  John G. Simmonds
     Title: Chairman and CEO

SELLERS:


/s/ Robert Sim
--------------------------
Robert Sim:


/s/ Rosemary Sim
--------------------------
Rosemary Sim


101016305 Saskatchewan Ltd.


         By:  /s/ Robert Sim
              -----------------------
              Name:  Robert Sim
              Title: President